[LETTERHEAD OF CLIFFORD CHANCE US LLP]

July 20, 2015

ETRE REIT, LLC
44 Wall Street
New York, NY 10005

Re:	REIT Qualification of ETRE REIT, LLC, Series A-1
Ladies and Gentlemen:

We have acted as counsel to ETRE REIT, LLC, a Delaware series limited liability company (the “Company”), in connection with the offering by Series A-1 of the Company (the “A-1 Series”) of limited liability company interests of the A-1 Series (the “Series A-1 Common Shares”) pursuant to the Company’s Registration Statement on Form S-11 as of the date hereof filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (together with any amendments thereto, the “Registration Statement”). Except as otherwise indicated, capitalized terms used in this opinion letter have the meanings given to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1.    the Amended and Restated Limited Liability Company Agreement of the Company;
2.    the Amended and Restated Limited Partnership Agreement of ETRE Property A-1, L.P. (the “Property LP”);
3.    the Bylaws of the Company;
4.    a Certificate of Representations, (the “Company Certificate of Representations”) dated as of the date hereof, provided to us by the Company, the A-1 Series and ETRE Asset Management, LLC, a Delaware limited liability company (the “Administrative Agent”);
5.    a Certificate of Representations, (the “Asset Manager Certificate of Representations”) dated as of the date hereof, provided to us by FPG Lincoln Manager, LLC (the “Asset Manager”);
6.    the Registration Statement; and
7.    such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion referred to in this letter.
In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents on the parties thereto have been performed or satisfied in accordance with their terms, and (v) the Company, the A-1 Series and all future Series at all times will operate in accordance with the method of operation described in the Company’s organizational documents, the Registration Statement, the Company Certificate of Representations and the Asset Manager Certificate of Representations. As of the date hereof, we are not aware of any facts inconsistent with the statements in the organizational documents, the Registration Statement, the Company Certificate of Representations or the Asset Manager Certificate of Representations.
For purposes of rendering the opinions stated below, we have assumed, with your consent, the accuracy of the representations contained in the Company Certificate of Representations provided to us by the Company, the A-1 Series and the Administrative Agent and the Asset Manager Certificate of Representations provided to us by the Asset Manager, and that each representation contained in each such Certificate of Representations to the best of the Company’s, the A-1 Series’, the Administrative Agent’s or the Asset Manager’s knowledge or belief, as applicable, is accurate and complete without regard to such qualification as to the best of such entity’s knowledge or belief. These representations generally relate to the organization and proposed method of operation of the Company, the A-1 Series and all future Series. Furthermore, notwithstanding that certain representations set forth in the Asset Manager Certificate of Representations are statements of the Asset Manager’s intent, we have assumed, with your consent, that the Asset Manager shall successfully operate the Property LP in accordance with such intent.
Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that:
1.    Commencing with its taxable year ending December 31, 2015, the A-1 Series has been organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Registration Statement and as set forth in the Company Certificate of Representations and the Asset Manager Certificate of Representations will enable the A-1 Series to meet the requirements for qualification as a REIT under the Code; and,
2.    The statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” to the extent they describe applicable U.S. federal income tax law, are true and correct in all material respects.
The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein. Moreover, the A-1 Series’ ability to meet the requirements for qualification as a REIT for any taxable year depends upon the ability of the A-1 Series to meet, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. We have not undertaken to review the A-1 Series’ compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the A-1 Series’ operations for any single taxable year will satisfy the tests necessary to qualify as or be taxed as a REIT under the Code. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter, the Company Certificate of Representations or the Asset Manager Certificate of Representations.
The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter; (ii) as of the date hereof; and (iii) rendered by us at the request of the Company. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP